UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019 (June 10, 2019)

Telaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Broadway, 16th Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 723-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, par value $0.0001 per share	TLRA	New York Stock Exchange

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 10, 2019, Telaria, Inc., or the Company, held its Annual Meeting of Stockholders. As of April 15, 2019, the record date for the Annual Meeting, 45,620,514 shares of the Company’s common stock were issued and outstanding. A summary of the matters voted upon by stockholders is set forth below.

1. The Company’s stockholders re-elected Mark Zagorski and Bob Schechter as Class III directors of the Company to serve a three-year term until the Company’s 2022 Annual Meeting of Stockholders. The voting results were as follows:

	Votes For	Withheld	Broker Non- Votes
Mark Zagorski	31,063,915	595,911	8,660,858
Bob Schechter	31,063,920	595,906	8,660,858

2. The Company’s stockholders ratified the selection by the Audit Committee of the Board of Directors of the Company of BDO USA LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019. The voting results were as follows:

Votes For	Votes Against	Abstain
40,106,831	2,058	211,795

3. The Company’s stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers set forth in the Company’s proxy statement.  The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
30,754,921	615,336	289,569	8,660,858

4. The Company’s stockholders advised that they were in favor of one-year as the frequency of holding future, non-binding advisory votes on named executive officer compensation.  The voting results were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
30,210,754	4,700	1,235,222	209,150	8,660,858

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELARIA, INC.
(Registrant)

Date: June 13, 2019	By:	/s/ Aaron Saltz
	Name:	Aaron Saltz
	Title:	General Counsel